Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Henix Resources Inc. (the "Company") on Form 10-KSB for the year end of April 30, 2007, as filed with the Securities and Exchange Commission on the date here of (the "report"), I, James Shao, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          Dated this 30th day of July, 2007.

JAMES SHAO
James Shao
Principal Executive Officer and Principal
Financial Officer